UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 4/18/2007

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-33100

DE	43-2109021
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway, Toledo, OH 43659

(Address of Principal Executive Offices, Including Zip Code)

419-248-8000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2007, Owens Corning (the “Company”) issued a press release announcing that the Company’s President and Chief Executive Officer, David T. Brown, plans to retire in 2007. At the same time, Mr. Brown also plans to retire as a Director of the Company.

Upon Mr. Brown’s retirement, the Company’s current Chairman of the Board and Chief Financial Officer, Michael H. Thaman, will assume the positions of President and Chief Executive Officer in addition to remaining as Chairman of the Board. Mr. Thaman has been the Chief Financial Officer since 2000 and held the positions of President of Owens Corning’s Exterior Systems business in North America and of its Engineered Pipe business in Europe prior to that. Mr. Thaman was named to the Company’s Board of Directors in 2002 and was named Chairman of the Board later that year.

A copy of the press release announcing the planned retirement of Mr. Brown and the appointment of Mr. Thaman is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of April 18, 2007.

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Owens Corning

Date: April 18, 2007	By:	/s/ Stephen K. Krull
Stephen K. Krull Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of April 18, 2007.